SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant       ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Arlington Asset Investment Corp.

(Name of Registrant as Specified In Its Charter)

Imation Corp.

Clinton Magnolia Master Fund, Ltd.

Clinton Group, Inc.

George E. Hall

Joseph A. De Perio

Robert B. Fernander

Scott R. Arnold

Barry L. Kasoff

W. Brian Maillian

Raymond C. Mikulich

Donald H. Putnam

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On May 17, 2016, Imation Corp. (“Imation”) issued a press release (the “Press Release”) which included the full text of a letter that Imation sent to shareholders of Arlington Asset Investment Corp. (the “Company”). A copy of the Press Release, including the letter to shareholders, is filed herewith as Exhibit 1. Additionally, on May 17, 2016, Imation posted to its website http://www.riseuparlington.com an updated presentation to investors of the Company. A copy of the updated investor presentation is filed herewith as Exhibit 2.